UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 27, 2025, Lineage Cell Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”), held a special meeting of shareholders. The matters voted upon at the meeting are described in detail in our definitive proxy statement for the meeting, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2024. Below is a brief description of each such matter and the final voting results, including the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest whole number.

1.
Shareholders approved, for purposes of complying with NYSE American LLC listing standards and requirements, the issuance of our common shares and common warrants pursuant to the terms of the securities purchase agreement, dated November 19, 2024, between us and Broadwood Partners, L.P., and our common shares issuable upon exercise of such common warrants.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,132,309	6,732,082	362,083	0
2.
Shareholders approved the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of proposal 1 if there were not sufficient votes to approve such proposal at the time of the meeting or any adjournment or postponement thereof.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,392,014	8,458,712	375,748	0

Item 7.01 Regulation FD Disclosure.

On January 27, 2025, we issued a press release announcing the closing of the offering described in Item 8.01 of this report, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

Following receipt of stockholder approval of proposal 1 described in Item 5.07 of this report, we closed the second tranche of the registered direct offering announced on November 20, 2024. In connection with such closing, we issued 7,894,737 common shares and an accompanying warrant to purchase an aggregate of up to 7,894,737 common shares, at a combined purchase price of $0.76 per common share and accompanying warrant, to Broadwood Partners, L.P., an affiliate of Neal Bradsher, a member of our board of directors. Such warrant will be exercisable for one common share at an exercise price of $0.91 per common share commencing on May 21, 2025 and will expire on the earlier of (a) May 21, 2028, and (b) the 90th day following the date of the public disclosure of the intent to advance OpRegen® (also known as RG6501) into a multi-center phase 2 or 3 clinical trial which includes a control or comparator arm, or if the date of such public disclosure occurs prior to May 21, 2025, the 90th day following May 21, 2025. The foregoing description of the warrant does not purport to be complete and is qualified in its entirety by the full text thereof, a copy of which is attached as an exhibit 4.1 to this report and incorporated by reference herein.

We received $6 million in gross proceeds at the closing, before deducting placement agent’s fees and other offering expenses payable by us. We received $24 million in gross proceeds at the first closing of the offering in November 2024 and may receive up to an additional $36 million of gross proceeds upon the exercise in full on a cash basis of the warrants issued in the offering. No assurance can be given that any of the warrants issued in the offering will be exercised on a cash basis, or at all. We currently plan to use the net proceeds from the offering for working capital and general corporate purposes, including research and development expenses and capital expenditures.

We also issued warrants to H.C. Wainwright & Co., who acted as the exclusive placement agent for the offering, or its designees to purchase an aggregate of up to 394,736 common shares. Such warrants have substantially the same terms as the warrant described above, except they have an exercise price of $0.95 per common share.

The securities described above were offered and sold by Lineage in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-277758) filed with the SEC on March 7, 2024, and which was declared effective by the SEC on May 14, 2024. The offering of the securities in the registered direct offering was made only by means of a base prospectus and a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant issued to Broadwood Partners, L.P. on January 27, 2025
99.1	Press release issued on January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	January 27, 2025	By:	/s/ George A. Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary